Exhibit 4.3

Amendment to Warrant

This Amendment to that certain Warrant to Purchase Shares of Class A Common Stock issued by Doximity, Inc. (the "Company") to U.S. News & World Report, L.P. (the "Holder"), on June 14, 2021, (the “Warrant”) is effective as of September 2, 2021 (“Effective Date”). Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Warrant.
WHEREAS, on June 14, 2021, the Company issued the Warrant to the Holder;
WHEREAS, the parties are negotiating an agreement (the “Agreement”) regarding certain shared marketing activities;
WHEREAS, the Warrant by its terms terminates and no Shares shall vest in the Holder if the Agreement has not been executed by September 10, 2021;
WHEREAS, the Company and the Holder wish to amend the Warrant so that the Parties may continue to negotiate the Agreement with the goal of executing the Agreement prior to October 10, 2021;
WHEREAS, the parties wish to further extend the termination date of the Warrant to to October 10, 2021;
NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Amendment to Section 2 of the Warrant. The Company and the Holder hereby amend Section 2 of the Warrant to delete the reference to “September 10, 2021” and to replace it with “October 10, 2021”.

2.Amendment to Section 18 of the Warrant The Company and the Holder hereby amend Section 18 of the Warrant to delete the reference to “September 10, 2021” and replace it with “October 10, 2021”.

3.Ratification. Except as amended hereby the Warrant shall remain unchanged and in full force and effect pursuant to its terms.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

DOXIMITY, INC.
By: /s/Jeffrey Tangney
Name: Jeff Tangney
Title: CEO
Date: 9/3/2021

U.S. NEWS & WORLD REPORT, L.P.
By: /s/Neil Maheshwari
Name: Neil Maheshwari
Title: Chief Financial and Operating Officer
Date: 9/2/2021